Exhibit 5.1


                 [LETTERHEAD OF AMY L. CLAYTON, ATTORNEY AT LAW]



                                                                October 20, 2000

Equicap, Inc.
12373 East Cornell Avenue
Aurora, Colorado 80014

     Re: Equicap, Inc.
         2000 Compensatory Stock Option Plan

Ladies and Gentlemen:

        I have acted as counsel to Equicap, Inc. ("Equicap") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 3,000,000 shares of Equicap's common stock, no par value (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, I have reviewed the proceedings of the Board of Directors of Equicap relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of Equicap and all amendments thereto, the Bylaws of Equicap and all amendments thereto, and such other documents and matters as I have deemed necessary to the rendering of the following opinion.

        Based upon that review, it is my opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the California Corporations Code.

        I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

        I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to my name under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                        Very truly yours,



                                        By:  /s/  Amy L. Clayton
                                           -----------------------------------
                                                  Amy L. Clayton